Company Contact
Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Second Quarter 2020 Results

Fairfax, VA, August 6, 2020 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three and six months ended June 30, 2020.

Three Months Ended June 30, 2020 Results

▪
Net Loss was $87.5 million compared to Net Income of $1.0 million in 2019. Net Loss for the three months ended June 30, 2020 includes $25.3 million of property and equipment impairment losses, $1.7 million of loss on sale of assets and $3.0 million of gain on insurance proceeds.

▪	Adjusted Net Loss was $60.3 million compared to Adjusted Net Income of $1.3 million in 2019

▪	Net Package RevPAR decreased 100.0% versus 2019 to 0, driven by a 7,980 basis point decrease in Occupancy, and a 100.0% decrease in Net Package ADR

▪	Comparable Net Package RevPAR decreased 100.0% versus 2019 to 0, driven by a 8,130 basis point decrease in Occupancy, and a 100.0% decrease in Net Package ADR

▪	Owned Resort EBITDA decreased 148.2% versus 2019 to $(23.8) million

▪	Adjusted EBITDA decreased 178.4% versus 2019 to $(31.4) million

Six Months Ended June 30, 2020 Results

▪
Net Loss was $110.0 million compared to Net Income of $44.0 million in 2019. Net Loss for the six months ended June 30, 2020 includes $16.2 million of goodwill impairment losses, $25.3 million of property and equipment impairment losses, $1.7 million of loss on sale of assets and $3.0 million of gain on insurance proceeds.

▪	Adjusted Net Loss was $58.9 million compared to Adjusted Net Income of $48.1 million in 2019

▪	Net Package RevPAR decreased 55.6% versus 2019 to $100.01, driven by a 4,630 basis point decrease in Occupancy, partially offset by a 5.4% increase in Net Package ADR

▪	Comparable Net Package RevPAR decreased 55.3% versus 2019 to $107.35, driven by a 4,710 basis point decrease in Occupancy, partially offset by a 3.6% increase in Net Package ADR

▪	Owned Resort EBITDA decreased 72.0% versus 2019 to $36.9 million

▪	Adjusted EBITDA decreased 83.5% versus 2019 to $18.9 million

“Following an unprecedented period where all of our resorts had to temporarily suspend operations, I am extremely excited to begin reopening our resorts and showing travelers what all-inclusive re-imagined looks like! Our Playa Safe Stay program and our global brand affiliations have enabled us to hit the ground running with confidence to capitalize on the market share opportunity at hand as leisure travelers resume vacationing.
The reopening process is underway in all three of the countries where our resorts are located, as we have opened roughly two-thirds of our managed resorts with the remaining resorts expected to come online in the near future. While it is still very early, I am encouraged by the building momentum as the days pass and word of mouth spreads about our guests safely enjoying themselves in a way that was thought to be a relic of the past just a few short months ago. I have no doubt that we will emerge stronger in each of our markets and look forward to the upcoming travel high season.
Above all, I am immensely overjoyed to welcome back thousands of our associates to the resorts to be a part of this unique moment in time. Together, we look forward to delivering our award-winning Service from the Heart to every customer that comes to vacation at our resorts!”
– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

COVID Update

The COVID-19 pandemic and the public health measures that have been undertaken in response have had a significant adverse impact on the global economy, the travel and hospitality industries and our business starting in the first quarter of 2020. The effects of the COVID-19 pandemic, including related government restrictions, border closings, quarantines, “shelter-in-place” orders and “social distancing,” have significantly disrupted global leisure travel, and has adversely impacted global commercial activity, contributing to worldwide economic contraction and rising unemployment. We expect that the continuing economic fallout will create headwinds for leisure travel even after the current government restrictions are lifted.
Due to the spread of the COVID-19 pandemic and the associated restrictions placed on international travel, we temporarily suspended operations at all of our resorts in late March 2020 and subsequently began reopening our resorts on July 1, 2020.
As of July 1, 2020, we reopened 8 out of our 21 resorts and subsequently reopened another 4 resorts. Currently, 12 out of our 21 resorts have reopened:

Resort	Date Reopened
Hyatt Ziva Cancún	7/1/2020
Hyatt Zilara Cancún	7/1/2020
Hilton Playa del Carmen All-Inclusive Resort	7/1/2020
Panama Jack Resorts Cancún	7/15/2020
Hyatt Ziva Rose Hall	7/1/2020
Hyatt Zilara Rose Hall	7/1/2020
Hilton Rose Hall Resort & Spa	7/1/2020
Jewel Paradise Cove Beach Resort & Spa	7/1/2020
Jewel Grande Montego Bay Resort & Spa	7/1/2020
Sanctuary Cap Cana	7/15/2020
Hyatt Ziva Cap Cana	7/22/2020
Hyatt Zilara Cap Cana	7/22/2020
The suspension of operations at all of our resorts during the quarter, which account for all of our revenue, has had a significant adverse effect on our liquidity. As of June 30, 2020 we had $251.0 million of available cash. We have taken the following measures to mitigate the impact of the effects of the COVID-19 pandemic on our liquidity position:

•
we announced on June 12, 2020 that we had raised $224.0 million of additional capital from affiliates of Davidson Kempner Capital Management LP (“DK”) in the form of $204.0 million of additional debt financing and $20.0 million of equity financing at a price of $4.10 per share;

•
we sold the Jewel Dunn's River Beach Resort & Spa and the Jewel Runaway Bay Beach Resort & Waterpark for a total cash consideration of $60.0 million. The transaction closed in May 2020 and the cash consideration is reflected in our available cash;

•	we borrowed an additional $40.0 million under our Revolving Credit Facility in March 2020, increasing the amount outstanding on the facility to $85.0 million;

•
the temporary suspension of operations of all of our resorts significantly reduced the variable cost components of our resort-level operating expenses, including resort franchise and franchise-related fees, management fees and expenses related to our resort employees;

•	we have deferred all of our non-critical capital expenditures planned for 2020 and intend to spend a minimal amount on emergency capital expenditures;

•
we adopted voluntary senior executive salary reductions, including reducing our Chief Executive Officer’s salary by 100%, these reductions are being phased back in during the third quarter with the exception of our Chief Executive Officer;

•	we imposed compensation cuts broadly throughout our corporate workforce and canceled all non-essential corporate travel and spending;

•
we have temporarily suspended repurchases of our ordinary shares under our share repurchase program until we have more visibility into the longer-term impact of COVID-19 and economic conditions improve; and

•	we also significantly reduced marketing expenditures during the second quarter.
In addition, the recent reduction in the size of our Board of Directors to align with the Company’s size and needs will further reduce our expenses.
We cannot predict when the effects of the pandemic will subside, and thus we cannot predict when we will be able to reopen our remaining resorts, whether our resorts will be permitted to remain open or when our business will return to normalized levels. There also can be no guarantee that when the effects of the pandemic subside that there will not be a later resurgence of the virus or that the demand for lodging, and consumer confidence in travel generally, will recover as quickly as other industries. The longer and more severe the pandemic, and the possibility of repeat or cyclical outbreaks of the virus beyond the one currently being experienced, the greater the material adverse effect the pandemic will have on our business, results of operations, cash flows, financial condition, access to credit markets and ability to service our indebtedness. See “Part II - Item 1A. Risk Factors” included in our Quarterly Report on Form 10-Q for additional information.

Financial and Operating Results

The following table sets forth information with respect to the operating results of our total portfolio and comparable portfolio for the three and six months ended June 30, 2020 and 2019 ($ in thousands):
Total Portfolio

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change		2020	2019	Change
Occupancy	—%	79.8%	(79.8	)pts	33.6%	79.9%	(46.3	)pts
Net Package ADR	$—	$257.66	(100.0)%		$297.28	$281.93	5.4%
Net Package RevPAR	$—	$205.55	(100.0)%		$100.01	$225.37	(55.6)%
Total Net Revenue (1)	$524	$155,454	(99.7)%		$171,688	$344,395	(50.1)%
Owned Net Revenue (2)	$522	$154,889	(99.7)%		$171,026	$342,894	(50.1)%
Owned Resort EBITDA (3)	$(23,798)	$49,394	(148.2	) %	$36,871	$131,751	(72.0)%
Owned Resort EBITDA Margin	(4,559.0)%	31.9%	(4,590.9	)pts	21.6%	38.4%	(16.8	)pts
Other corporate	$7,606	$9,887	(23.1	) %	$18,577	$18,393	1.0%
Management Fee Revenue	$(18)	$551	(103.3)%		$627	$1,485	(57.8)%
Adjusted EBITDA (4)	$(31,422)	$40,058	(178.4	) %	$18,921	$114,843	(83.5)%
Adjusted EBITDA Margin	(5,996.6)%	25.8%	(6,022.4	)pts	11.0%	33.3%	(22.3	)pts
Comparable Portfolio (5)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change		2020	2019	Change
Occupancy	—%	81.3%	(81.3	)pts	35.7%	82.8%	(47.1	)pts
Net Package ADR	$—	$265.62	(100.0)%		$300.49	$289.99	3.6%
Net Package RevPAR	$—	$215.89	(100.0)%		$107.35	$240.13	(55.3)%
Total Net Revenue (1)	$735	$132,207	(99.4)%		$129,272	$287,878	(55.1)%
Owned Net Revenue (2)	$733	$131,642	(99.4)%		$128,610	$286,377	(55.1)%
Owned Resort EBITDA (3)	$(17,342)	$44,552	(138.9	) %	$30,080	$113,002	(73.4)%
Owned Resort EBITDA Margin	(2,365.9)%	33.8%	(2,399.7	)pts	23.4%	39.5%	(16.1	)pts
Other corporate	$7,606	$9,887	(23.1	) %	$18,577	$18,393	1.0%
Management Fee Revenue	$(18)	$551	(103.3)%		$627	$1,485	(57.8)%
Adjusted EBITDA (4)	$(24,966)	$35,216	(170.9	) %	$12,130	$96,094	(87.4)%
Adjusted EBITDA Margin	(3,396.7)%	26.6%	(3,423.3	)pts	9.4%	33.4%	(24.0	)pts

(1)
Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.

(2)	Owned Net Revenue excludes Management Fee Revenue and MICE (meetings, incentives, conventions and events) revenue.

(3)
A description of how we compute Owned Resort EBITDA and a reconciliation of net income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(4)
A description of how we compute Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(5)
For the three and six months ended June 30, 2020, the comparable portfolio excludes the following: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development opened November 2019 and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.

Balance Sheet

As of June 30, 2020, the Company held $251.0 million in cash and cash equivalents, excluding $27.9 million of restricted cash. Total interest-bearing debt was $1,251.9 million, comprised of our Senior Secured Term Loan due 2024, property loan agreement due 2025 and outstanding balance on our Revolving Credit Facility. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of June 30, 2020, there was $84.7 million outstanding on our Revolving Credit Facility due 2022. In connection with an Additional Credit Facility, we terminated the remaining $15.0 million of unused capacity of our Revolving Credit Facility under the Existing Credit Agreement.
The following is a reconciliation of our cash and cash equivalents from April 30, 2020 through June 30, 2020:

Cash and Cash Equivalents
($ in millions)

April 30 Balance	$58.9
Plus: Jewels Sales Proceeds	58.2
Less: May Cash Burn (1)	(23.0)
Less: June Cash Burn (2)	(18.3)
Plus: DK Capital Raise	224.0
Less: Fees & Expenses (3)	(13.5)
Less: Restricted Cash Reserve (4)	(27.9)
Less: Cap Cana Capital Expenditures (5)	(6.7)
Plus: Other (6)	(0.7)
June 30 Balance	$251.0

(1)	Includes $6.0 million in insurance payments, inclusive of down payment

(2)	Includes $1.5 million monthly insurance payment

(3)	OID, arranger fees, legal fees, recording and notary fees

(4)	12-months debt service and cash operating expenses for Hilton Rose Hall Resort & Spa and Hyatt Ziva and Hyatt Zilara Cap Cana. Released to Playa upon meeting DSCR threshold

(5)	Represents acceleration of remaining payments

(6)	Cash receipts, less other expenses, accounts receivable/accounts payable timing

Fourth Amendment to Amended and Restated Credit Agreement
On June 12, 2020, we entered into the Fourth Amendment to the Amended & Restated Credit Agreement (the “Fourth Amendment”, and collectively with the unamended terms of the Senior Secured Credit Facility, the “Existing Credit Agreement”). The terms of the Senior Secured Credit Facility remain in effect except for the following terms modified by the Fourth Amendment:

i.	replace the total net leverage ratio requirement of the financial covenant with a minimum liquidity test until September 30, 2021 (the “Relief Period”);

ii.	modify the financial covenant for certain test dates after the Relief Period as follows:

▪	6.50x for the period ended September 30, 2021;

▪	6.00x for the period ended December 31, 2021; and

▪	4.75x for periods thereafter.

iii.	add certain restrictions on, among other things, the incurrence of additional debt and making of investments, dispositions and restricted payments during the Relief Period.

Additional Credit Facility
On June 12, 2020, we entered into an additional senior secured credit facility with an average interest rate of 9.25% that matures on April 27, 2024 and ranks pari passu with the Existing Credit Agreement (the “Additional Credit Facility”). The Additional Credit Facility consists of the following term loans:

i.	$35.0 million term loan at fixed rate of 11.4777% (the “Term A1 Loan”);

ii.	$31.0 million term loan at fixed rate of 11.4777% (the “Term A2 Loan”); and

iii.
$28.0 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% (the “Term A3 Loan”). Term A3 Loan is subject to a 1.0% LIBOR floor consistent with the Existing Credit Agreement.

Prior to the maturity date, the Additional Credit Facility does not require principal payments, but does include mandatory prepayment requirements for the Term A3 Loan that are consistent with the Existing Credit Agreement. Mandatory prepayments are required for certain asset sales, casualty events and condemnation events (the “Triggering Events”) that are not reinvested in our business where our total net leverage ratio is above 4.00x. We may not voluntarily prepay any portion of the Additional Credit Facility prior to June 2023 without paying a make-whole premium equal to 100% of the interest that would have otherwise accrued from the date of such payment through June 2022 plus 50% of the interest that otherwise would have accrued from June 2022 to June 2023. Subsequent to June 2023, we may prepay any portion of the Additional Credit Facility without penalty.
In connection with the Additional Credit Facility, we terminated the remaining $15.0 million of unused capacity of our Revolving Credit Facility under the Existing Credit Agreement. The Additional Credit Facility contains covenants (including a springing financial maintenance covenant) identical to those contained in the Existing Credit Agreement.

Property Loan Agreement
On June 12, 2020, we entered into a property loan agreement in the amount of $110.0 million that has a fixed interest rate of 9.25% and matures on July 1, 2025 (the “Property Loan”). Prior to maturity, the Property Loan does not require principal payments. The Property Loan is collateralized by the mortgages of our Hyatt Ziva and Hyatt Zilara Cap Cana properties located in the Dominican Republic and the Hilton Rose Hall Resort & Spa located in Jamaica (collectively the "Properties"). We intend to use the proceeds of the Property Loan to finance the operation and management of the Properties and for general corporate purposes.
During the term of the Property Loan, we are required to deposit certain cash reserves including reserves for cash operating expenses, debt service and certain property improvement plan required work. We will continue to fund the reserves until the Properties achieve a debt service coverage ratio of 1.50x for two consecutive calendar quarters. These reserves are presented as restricted cash on our Condensed Consolidated Balance Sheet, which had a balance of $27.9 million as of June 30, 2020.

Earnings Call

The Company will host a conference call to discuss its second quarter results on Friday, August 7, 2020 at 10:00 a.m. (Eastern Standard Time). The conference call can be accessed by dialing (833) 683-7154 for domestic participants and (409) 983-9744 for international participants. The conference ID number is 3252076. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, August 7, 2020. This replay will run through Friday, August 21, 2020. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 21 resorts (8,172 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages the Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages the Hyatt Zilara Rose Hall, the Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, the Hyatt Ziva Cap Cana, and the Hyatt Zilara Cap Cana. Playa also owns four resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana in the Dominican Republic.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various factors that could cause actual outcomes or results to differ materially from those indicated in these statements. including the risks described under the sections entitled “Risk Factors” of Playa’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020 and Quarterly Report on Form 10-Q filed May 11, 2020, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effects of the current COVID-19 pandemic on the financial condition, operating results and cash flows of Playa, the airlines that service the locations where Playa owns resorts, the short and longer-term demand for travel, the global economy and the local economies where Playa owns its resorts, and the financial markets. As a result of the COVID-19 pandemic all of Playa’s resorts temporarily suspended operations from March 2020 until July 2020 and operations at 9 resorts continue to be suspended. The extent to which the COVID-19 pandemic will impact Playa and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, any resurgence of the pandemic after conditions initially improve, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including magnitude of its impact on unemployment rates and consumer discretionary spending, among others. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.
“Owned Net Revenue” represents Net Package Revenue and Net Non-package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated

rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.
“Management Fee Revenue” is derived from fees earned for managing hotels owned by third-parties. The fees earned are typically composed of a base fee, which is computed as a percentage of revenue, and an incentive fee, which is computed as a percentage of profitability.
“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost Reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating (loss) income or net (loss) income.
The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue and Management Fee Revenue to total revenue for the three and six months ended June 30, 2020 and 2019 ($ in thousands):
Total Portfolio

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Package Revenue
Comparable Net Package Revenue	$535	$111,412	$110,816	$246,236
Non-comparable Net Package Revenue	(233)	19,484	37,582	48,447
Net Package Revenue	302	130,896	148,398	294,683

Net Non-package Revenue
Comparable Net Non-package Revenue	218	20,244	17,829	40,157
Non-comparable Net Non-package Revenue	22	3,763	4,834	8,070
Net Non-package Revenue	240	24,007	22,663	48,227

Management Fee Revenue
Comparable Management Fee Revenue	(18)	551	627	1,485
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	(18)	551	627	1,485

Total Net Revenue
Comparable Total Net Revenue	735	132,207	129,272	287,878
Non-comparable Total Net Revenue	(211)	23,247	42,416	56,517
Total Net Revenue	524	155,454	171,688	344,395
Compulsory tips	—	5,620	5,114	11,887
Cost Reimbursements	458	2,949	1,408	3,537
Total revenue	$982	$164,023	$178,210	$359,819

EBITDA, Adjusted EBITDA, Owned Resort EBITDA, Owned Resort EBITDA Margin and Adjusted EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

•	Other income or expense

•	Pre-opening expense

•	Transaction expenses

•	Severance expense

•	Other tax expense

•	Gain on property damage insurance proceeds

•	Share-based compensation

•	Loss on extinguishment of debt

•
Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms and impairment losses.

We include the non-service cost components of net periodic pension cost or benefit recorded within other income (expense) in the Condensed Consolidated Statements of Operations in calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
“Owned Resort EBITDA” represents Adjusted EBITDA before corporate expenses and Management Fee Revenue.
“Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue.
Adjusted Net (Loss) Income
“Adjusted Net (Loss) Income” represents net income or loss attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to transaction expenses.
Non-U.S. GAAP Measures
We believe that each of Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Total Net Revenue, Net Package ADR, Net Package RevPAR and Net Direct Expenses are useful to investors as they reflect our operating results by excluding compulsory tips. These tips have a margin of zero and do not represent our operating results.
We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
Adjusted Net (Loss) Income is non-GAAP performance measure that provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Our non-U.S. GAAP financial measures are not substitutes for revenue, net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, our non-U.S. GAAP financial measures should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented. A reconciliation of net income as computed under U.S. GAAP to Adjusted Net (Loss) Income is presented below.
Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, Comparable Total Net Revenue, Comparable Net Package Revenue and Comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period.
Our comparable resorts for the three and six months ended June 30, 2020 exclude the following: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development open during November 2019 and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.
A reconciliation of net income as computed under U.S. GAAP to comparable Adjusted EBITDA is presented below. For a reconciliation of Comparable Net Package Revenue, Comparable Net Non-package Revenue, Comparable Management Fee Revenue and Comparable Total Net Revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net (loss) income to EBITDA, Adjusted EBITDA, Owned Resort EBITDA and Comparable Owned Resort EBITDA for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(87,458)	$1,040	$(110,014)	$44,028
Interest expense	20,916	10,666	41,871	24,860
Income tax benefit	(14,647)	(1,008)	(13,536)	(11,555)
Depreciation and amortization	22,400	25,908	47,359	48,219
EBITDA	(58,789)	36,606	(34,320)	105,552
Other (income) expense (a)	(4,853)	(364)	(947)	238
Share-based compensation	2,719	2,014	5,942	4,762
Pre-opening expenses	—	202	—	291
Transaction expense (b)	289	1,273	875	3,240
Severance expense (c)	1,246	133	2,444	133
Other tax expense (d)	231	443	468	802
Impairment loss (e)	25,268	—	41,441	—
Loss on sale of assets	1,729	—	1,729	—
Non-service cost components of net periodic pension benefit (cost) (f)	738	(249)	1,289	(175)
Adjusted EBITDA	(31,422)	40,058	18,921	114,843
Other corporate	7,606	9,887	18,577	18,393
Management fee income	18	(551)	(627)	(1,485)
Owned Resort EBITDA	(23,798)	49,394	36,871	131,751
Less: Non-comparable Owned Resort EBITDA	(6,456)	4,842	6,791	18,749
Comparable Owned Resort EBITDA (g)	$(17,342)	$44,552	$30,080	$113,002

(a)	Represents changes in foreign exchange and other miscellaneous expenses or income.

(b)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.

(c)	Represents expenses incurred for employee terminations.

(d)
Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision we eliminate from our calculation of EBITDA.

(e)
Represents the property and equipment impairment loss related to the sale of Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark recognized during the second quarter of 2020 and the impairment loss on the goodwill of our Jewel Paradise Cove Beach Resort & Spa, Jewel Dunn's River Beach Resort and Jewel Runaway Bay Beach Resort & Waterpark reporting units recognized during the first quarter of 2020.

(f)
Represents the non-service cost components of net periodic pension benefit (cost) recorded within other income (expense) in the Condensed Consolidated Statement of Operations. Previously, these amounts were presented within direct expense. We include these benefits (costs) for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.

(g)
Comparable resorts for the three and six months ended June 30, 2020 exclude the following: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development opened November 2019 and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net (loss) income to Adjusted Net (Loss) Income for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(87,458)	$1,040	$(110,014)	$44,028
Reconciling items
Transaction expense (a)	289	1,273	875	3,240
Change in fair value of interest rate swaps (b)	5,018	—	11,387	2,001
Impairment loss (c)	25,268	—	41,441	—
Severance expense (d)	1,246	—	2,444	—
Amortization of interest rate swaps (e)	—	(902)	—	(902)
Total reconciling items before tax	31,821	371	56,147	4,339
Income tax provision for reconciling items	(4,707)	(140)	(4,992)	(225)
Total reconciling items after tax	27,114	231	51,155	4,114
Adjusted net (loss) income	$(60,344)	$1,271	$(58,859)	$48,142

(a)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.

(b)	Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations.

(c)
Represents the property and equipment impairment loss related to the sale of Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark recognized during the second quarter of 2020 and the impairment loss on the goodwill of our Jewel Paradise Cove Beach Resort & Spa, Jewel Dunn's River Beach Resort and Jewel Runaway Bay Beach Resort & Waterpark reporting units recognized during the first quarter of 2020.

(d)	Represents expenses incurred for employee terminations.

(e)
Represents the non-cash amortization of the change in fair value of our interest rate swaps recorded in interest expense prior to our adoption of hedge accounting on March 20, 2019, which results in the reclassification from interest expense in our Condensed Consolidated Statements of Operations to other comprehensive (loss) income in our Condensed Consolidated Statements of Comprehensive (Loss) Income.

The following table presents the impact of Adjusted Net (Loss) Income on our diluted earnings per share for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted net (loss) income	$(60,344)	$1,271	$(58,859)	$48,142

(Losses) earnings per share - Diluted	$(0.67)	$0.01	$(0.85)	$0.34
Total reconciling items impact per diluted share	0.21	—	0.39	0.03
Adjusted (losses) earnings per share - Diluted	$(0.46)	$0.01	$(0.46)	$0.37

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of June 30,	As of December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$251,022	$20,931
Restricted cash	27,919	—
Trade and other receivables, net	26,867	71,250
Accounts receivable from related parties	2,933	5,401
Inventories	14,239	16,649
Prepayments and other assets	45,963	44,691
Property and equipment, net	1,805,242	1,929,914
Goodwill, net	62,166	78,339
Other intangible assets	8,555	8,408
Deferred tax assets	22,358	21,381
Total assets	$2,267,264	$2,196,964
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$121,238	$181,603
Payables to related parties	9,260	7,620
Income tax payable	1,813	3,252
Debt	1,251,877	1,040,658
Derivative financial instruments	55,477	31,932
Other liabilities	30,696	24,307
Deferred tax liabilities	86,345	97,941
Total liabilities	$1,556,706	$1,387,313
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 136,684,273 shares issued and 134,485,477 shares outstanding as of June 30, 2020, and 130,967,671 shares issued and 129,121,576 shares outstanding as of December 31, 2019)	14,861	14,215
Treasury shares (at cost, 2,198,796 shares as of June 30, 2020 and 1,846,095 shares as of December 31, 2019)	(16,642)	(14,088)
Paid-in capital	1,025,942	1,001,088
Accumulated other comprehensive loss	(36,667)	(24,642)
Accumulated deficit	(276,936)	(166,922)
Total shareholders' equity	710,558	809,651
Total liabilities and shareholders' equity	$2,267,264	$2,196,964

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Package	$302	$136,095	$153,357	$305,887
Non-package	240	24,428	22,818	48,910
Management fees	(18)	551	627	1,485
Cost reimbursements	458	2,949	1,408	3,537
Total revenue	982	164,023	178,210	359,819
Direct and selling, general and administrative expenses
Direct	20,380	92,582	118,278	186,325
Selling, general and administrative	19,739	32,048	53,571	63,876
Pre-opening	—	202	—	291
Depreciation and amortization	22,400	25,908	47,359	48,219
Reimbursed costs	458	2,949	1,408	3,537
Impairment loss	25,268	—	41,441	—
Loss on sale of assets	1,729	—	1,729	—
Gain on insurance proceeds	(2,950)	—	(2,950)	—
Direct and selling, general and administrative expenses	87,024	153,689	260,836	302,248
Operating (loss) income	(86,042)	10,334	(82,626)	57,571
Interest expense	(20,916)	(10,666)	(41,871)	(24,860)
Other income (expense)	4,853	364	947	(238)
Net (loss) income before tax	(102,105)	32	(123,550)	32,473
Income tax benefit	14,647	1,008	13,536	11,555
Net (loss) income	$(87,458)	$1,040	$(110,014)	$44,028

Earnings per share
(Losses) earnings per share - Basic	$(0.67)	$0.01	$(0.85)	$0.34
(Losses) earnings per share - Diluted	$(0.67)	$0.01	$(0.85)	$0.34
Weighted average number of shares outstanding during the period - Basic	130,466,383	130,421,695	129,876,545	130,480,549
Weighted average number of shares outstanding during the period - Diluted	130,466,383	130,815,177	129,876,545	130,789,467

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of June 30, 2020
($ in millions)

	Maturity			Applicable Rate	LTM Interest (4)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	1.8	$84.7	3.2%	$2.3
Term loan (2)	Apr-24	3.8	1,075.4	5.6%	55.5
Property loan	Jul-25	5.0	110.0	9.3%	0.2
Total debt			$1,270.1	5.8%	$58.0
Less: cash and cash equivalents (3)			251.0
Net debt (face)			$1,019.1
Less: Cap Cana spending to date			264.0
Adjusted net debt			$755.1

(1)
As of June 30, 2020, the total borrowing capacity under our Revolving Credit Facility was $0.0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of June 30, 2020, the commitment fee on undrawn balances of our Revolving Credit Facility was 0.5%.

(2)
The interest rate on our terms loan consists of multiple rate structures including L+275 bps with a LIBOR floor of 1%, L+300 bps with a LIBOR floor of 1% and a fixed interest rate of 11.48%. The effective interest rate on our term loans were 5.61% as of June 30, 2020, which includes the LIBOR rate that was locked in June for the 1-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate. Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. The additional $94.0 million is broken into 3 tranches: $35.0 million term loan at fixed rate of 11.4777%, $31.0 million term loan at fixed rate of 11.4777%, and $28.0 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1%.

(3)	Based on cash balances on hand as of June 30, 2020.

(4)
Represents last twelve months interest expense and commitment fee. The impact of amortization of deferred financing costs and discounts, capitalized interest and the change in fair market value of our interest rate swaps before we elected hedge accounting is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended June 30, 2020 and 2019

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,722	—%	84.4%	(84.4	)pts	$—	$256.75	(100.0)%	$—	$216.78	(100.0)%	$21	$59,772	(100.0)%	$(8,004)	$21,151	(137.8)%	(38,114.3)%	35.4%	(38,149.7	)pts
Pacific Coast	926	—%	76.6%	(76.6	)pts	$—	$295.48	(100.0)%	$—	$226.37	(100.0)%	(74)	22,087	(100.3)%	(2,816)	8,569	(132.9)%	3,805.4%	38.8%	3,766.6	pts
Dominican Republic	2,644	—%	72.6%	(72.6	)pts	$—	$182.37	(100.0)%	$—	$132.34	(100.0)%	11	22,566	(100.0)%	(4,881)	5,043	(196.8)%	(44,372.7)%	22.3%	(44,395.0	)pts
Jamaica	1,428	—%	80.6%	(80.6	)pts	$—	$294.39	(100.0)%	$—	$237.30	(100.0)%	564	50,464	(98.9)%	(8,097)	14,631	(155.3)%	(1,435.6)%	29.0%	(1,464.6	)pts
Total Portfolio	7,720	—%	79.8%	(79.8	)pts	$—	$257.66	(100.0)%	$—	$205.55	(100.0)%	$522	$154,889	(99.7)%	$(23,798)	$49,394	(148.2)%	(4,559.0)%	31.9%	(4,590.9	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,198	—%	84.7%	(84.7	)pts	$—	$259.07	(100.0)%	$—	$219.39	(100.0)%	$96	$50,648	(99.8)%	$(6,735)	$18,458	(136.5)%	(7,015.6)%	36.4%	(7,052.0	)pts
Pacific Coast	926	—%	76.6%	(76.6	)pts	$—	$295.48	(100.0)%	$—	$226.37	(100.0)%	(74)	22,087	(100.3)%	(2,816)	8,569	(132.9)%	3,805.4%	38.8%	3,766.6	pts
Dominican Republic	1,120	—%	79.7%	(79.7	)pts	$—	$186.98	(100.0)%	$—	$149.03	(100.0)%	86	18,924	(99.5)%	(1,092)	5,751	(119.0)%	(1,269.8)%	30.4%	(1,300.2	)pts
Jamaica	1,428	—%	80.3%	(80.3	)pts	$—	$318.98	(100.0)%	$—	$256.12	(100.0)%	625	39,983	(98.4)%	(6,699)	11,774	(156.9)%	(1,071.8)%	29.4%	(1,101.2	)pts
Total Comparable Portfolio	5,672	—%	81.3%	(81.3	)pts	$—	$265.62	(100.0)%	$—	$215.89	(100.0)%	$733	$131,642	(99.4)%	$(17,342)	$44,552	(138.9)%	(2,365.9)%	33.8%	(2,399.7	)pts
Highlights

Yucatán Peninsula

▪
Comparable Net Package RevPAR decreased 100.0% over the same period in the prior year, driven by a decrease in Net Package ADR of 100.0% and a decrease in Occupancy of 8,470 basis points. These decreases are a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Comparable Owned Resort EBITDA decreased $25.2 million or 136.5% over the prior year. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

Pacific Coast

▪
Comparable Net Package RevPAR decreased 100.0% over the same period in the prior year, driven by a decrease in Occupancy of 7,660 basis points and a decrease in Net Package ADR of 100.0%. These decreases are a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Comparable Owned Resort EBITDA decreased $11.4 million or 132.9% over the prior year. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

Dominican Republic

▪
Comparable Net Package RevPAR decreased 100.0% over the same period in prior year, driven by a decrease in Occupancy of 7,970 basis points and a decrease in Net Package ADR of 100.0%. These decreases are a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Comparable Owned Resort EBITDA decreased $6.8 million, or 119.0%, over the prior year. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

Jamaica

▪
Comparable Net Package RevPAR decreased 100.0% over the same period in prior year, driven by a decrease in Net Package ADR of 100.0% and a decrease in Occupancy of 8,030 basis points. These decreases are a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Comparable Owned Resort EBITDA decreased $18.5 million, or 156.9%, over the prior year. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Six Months Ended June 30, 2020 and 2019

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,722	37.0%	84.8%	(47.8	)pts	$298.32	$279.62	6.7%	$110.45	$236.98	(53.4)%	$62,338	$129,985	(52.0)%	$16,931	$53,310	(68.2)%	27.2%	41.0%	(13.8	)pts
Pacific Coast	926	31.2%	76.2%	(45.0	)pts	$342.58	$321.38	6.6%	$106.93	$244.91	(56.3)%	21,081	47,657	(55.8)%	6,056	20,956	(71.1)%	28.7%	44.0%	(15.3	)pts
Dominican Republic	2,644	28.6%	72.2%	(43.6	)pts	$226.04	$210.59	7.3%	$64.74	$152.10	(57.4)%	35,607	55,641	(36.0)%	2,908	18,506	(84.3)%	8.2%	33.3%	(25.1	)pts
Jamaica	1,428	37.0%	81.9%	(44.9	)pts	$355.09	$322.63	10.1%	$131.43	$264.10	(50.2)%	52,000	109,611	(52.6)%	10,976	38,979	(71.8)%	21.1%	35.6%	(14.5	)pts
Total Portfolio	7,720	33.6%	79.9%	(46.3	)pts	$297.28	$281.93	5.4%	$100.01	$225.37	(55.6)%	$171,026	$342,894	(50.1)%	$36,871	$131,751	(72.0)%	21.6%	38.4%	(16.8	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,198	37.4%	85.5%	(48.1	)pts	$296.38	$279.82	5.9%	$110.77	$239.15	(53.7)%	$50,354	$108,152	(53.4)%	$13,070	$44,272	(70.5)%	26.0%	40.9%	(14.9	)pts
Pacific Coast	926	31.2%	76.2%	(45.0	)pts	$342.58	$321.38	6.6%	$106.93	$244.91	(56.3)%	21,081	47,657	(55.8)%	6,056	20,956	(71.1)%	28.7%	44.0%	(15.3	)pts
Dominican Republic	1,120	36.7%	84.5%	(47.8	)pts	$180.36	$213.01	(15.3)%	$66.19	$179.89	(63.2)%	16,072	43,516	(63.1)%	2,787	15,976	(82.6)%	17.3%	36.7%	(19.4	)pts
Jamaica	1,428	35.3%	81.7%	(46.4	)pts	$380.91	$349.98	8.8%	$134.64	$285.95	(52.9)%	41,103	87,052	(52.8)%	8,167	31,798	(74.3)%	19.9%	36.5%	(16.6	)pts
Total Comparable Portfolio	5,672	35.7%	82.8%	(47.1	)pts	$300.49	$289.99	3.6%	$107.35	$240.13	(55.3)%	$128,610	$286,377	(55.1)%	$30,080	$113,002	(73.4)%	23.4%	39.5%	(16.1	)pts
Highlights

Yucatán Peninsula

▪
Comparable Net Package RevPAR decreased 53.7% over the same period in prior year, driven by a decrease in Occupancy of 4,810 basis points and slightly offset by a increase in Net Package ADR of 5.9%. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the six months ended June 30, 2020 decreased $31.2 million, or 70.5%, compared to the six months ended June 30, 2019.This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

Pacific Coast

▪
Comparable Net Package RevPAR decreased 56.3% over the same period in prior year, driven by a decrease in Occupancy of 4,500 basis points an and partially offset by a increase in Net Package ADR of 6.6%. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the six months ended June 30, 2020 decreased $14.9 million, or 71.1%, compared to the six months ended June 30, 2019. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

Dominican Republic

▪
Comparable Net Package RevPAR decreased 63.2% over the same period in prior year, driven by a decrease in Occupancy of 4,780 basis points and a decrease in Net Package ADR of 15.3%. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the six months ended June 30, 2020 decreased $13.2 million, or 82.6%, compared to the six months ended June 30, 2019. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic. Additionally, the negative press regarding the Dominican Republic in 2019 had a negative impact on results in this segment for the six months ended June 30, 2020.

Jamaica

▪
Comparable Net Package RevPAR decreased 52.9% over the same period in prior year, driven by a decrease in Occupancy of 4,640 basis points and partially offset by a increase in Net Package ADR of 8.8%. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

▪
Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the six months ended June 30, 2020 decreased $23.6 million, or 74.3%, compared to the six months ended June 30, 2019. This decrease is a result of the temporary suspension of operations at all of our resorts from late March 2020 through June 2020 in response to the COVID-19 pandemic.

Page 19